STOCKHOLDERS' VOTING AGREEMENT
                         ------------------------------

         This Stockholders' Voting Agreement (the "Agreement") is made and entered into as of this ____ day of October, 1996, by and among Overseas Filmgroup, Inc., a Delaware corporation (the "Company"), Ellen Dinerman Little ("EDL"), Robert B. Little ("RBL") (EDL and RDL are referred to collectively as the "Littles") and William F. Lischak (each of EDL, RDL and William F. Lischak are sometimes individually referred to herein as an "Overseas Stockholder" and collectively as the "Overseas Stockholders"), and Jeffrey A. Rochlis, Barbara Boyle, the Hoberman Family Trust Dated 9/18/92, John Hyde, Sparta Partners III and Stephen K. Bannon, Scot K. Vorse and Gary M. Stein, individually and as general partners of Sparta Partners III (each of Messrs. Bannon, Vorse, Rochlis, Hyde and Stein, and Ms. Boyle, the Hoberman Family Trust Dated 9/18/92, and Sparta Partners III are sometimes individually referred to herein as a "Founder" and collectively, the "Founders"). The Overseas Stockholders and the Founders are sometimes referred to in this Agreement collectively as the "Stockholders." Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Agreement of Merger dated as of July 2, 1996, as amended as of September 20, 1996, among Entertainment/Media Acquisition Corporation (as the Company was known), Overseas Filmgroup, Inc., Ellen Dinerman Little and Robert B. Little (the "Merger Agreement").

                                   Recitals:

         1. The Founders collectively own 500,000 shares of Common Stock of the Company, which constituted approximately nineteen percent (19%) of the outstanding shares of Common Stock of the Company prior to the Merger; and currently constitutes approximately 8.7% of the outstanding shares of Common Stock of the Company following the Merger;

         2. Pursuant to the Merger Agreement, the Overseas Stockholders acquired upon consummation of the Merger shares of Common Stock of the Company representing approximately fifty-five percent (55%) of the outstanding shares of Common Stock of the Company immediately following the Merger;

         3. Pursuant to Section 7.7 of the Merger Agreement, the following number of designees were proposed at the EMAC
Stockholders' Meeting for election as directors of the Company effective upon the consummation of the Merger: four (4) designees of the Overseas Stockholders; and three (3) designees of the Founders;

         4. The Company's Restated Certificate of Incorporation, as in effect upon consummation of the Merger, provides for a seven (7) member staggered Board of Directors consisting of three (3) classes: two (2) Class I directors whose terms shall expire at the 1997 annual meeting of stockholders, two (2) Class II directors whose terms shall expire at the 1998 annual meeting of stockholders and three (3) class III directors whose terms shall expire at the 1999 annual meeting of stockholders. Of the directors initially designated pursuant to Section 7.7 of the Merger Agreement, Robert B. Little (a designee of the Littles) and Stephen K. Bannon (a designee of the Founders) were designated Class I directors; Ellen Dinerman Little (a designee of the Littles) and Scot K. Vorse (a designee of the Founders) were designated Class II directors; and William F. Lischak and Alessandro Fracassi (designees of the Littles) and Jeffrey A. Rochlis (a designee of the Founders) were designated Class III directors upon consummation of the Merger.

         5. The Overseas Stockholders and the Founders wish to establish certain rights and obligations of the parties hereto with respect to the management of the Company and certain other matters.

         In consideration of the mutual covenants contained herein and the consummation of the Merger, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Voting of Shares.

                  (a) It is the intent of the parties hereto and such parties shall use their best efforts such that the Board shall consist of seven (7) members, including four (4) designees of the Littles (the "Overseas Director Designees"), and three (3) designees of the Founders (the "Founder Director Designees").

                  (b) Subject to the provisions of the Restated Certificate and Bylaws, each Founder agrees to vote, or to use its best efforts to cause its Director Designees to vote, for the election of the Overseas Director Designees, and subject to the provisions of the Restated Certificate and Bylaws, each Overseas Stockholder agrees to vote, or to use its best efforts to cause its Director Designees to vote, for the election of the Founders Director Designees.

                  (c) In any and all elections of directors of the Company, beginning with the first election to be held after the meeting of stockholders of the Company at which the Merger Agreement was approved, each Stockholder shall vote or cause to be voted all Shares (as defined in Section 8 below) owned by him, her or it, or over which he, she or it has voting control, and otherwise use his, her or its respective best efforts, so as to fix the number of directors of the Company at seven (7) and to elect (i) one (1) Class I director, one (1) Class II director and two (2) Class III directors designated by the Littles and (ii) one (1) Class I director, one (1) Class II director and one (1) Class III director designated by the Founders (by action of the holders of a majority of the Shares held by all Founders).

                  (d) The Company shall provide the Stockholders with 30 days' prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected. The Overseas Stockholders and the Founders shall give written notice to all other parties to this Agreement, no later than 20 days prior to such mailing, of the persons designated by the Overseas Stockholders and the Founders as nominees for election as directors; provided, that notice shall be deemed to have been given for this purpose (i) to the Founders, if given to Scot K. Vorse, and (ii) to the Overseas Stockholders, if given to Ellen Dinerman Little. The Company agrees to nominate and recommend for election as directors only the individuals designated, or to be designated, pursuant to Section 1(a). If the Overseas Stockholders or the Founders shall fail to give notice to the Company as provided above, it shall be deemed that the designees of the Overseas Stockholders or the Founders, as the case may be, then serving as directors shall be their designees for reelection.

                  (e) During the term of this Agreement, the Overseas Stockholders shall not vote to remove any director designated by the Founders and who is still entitled to be a director hereunder, and the Founders shall not vote to remove any director designated by the Overseas Stockholders and who is still entitled to be a director hereunder; provided, however, that as soon as practicable after the receipt of a written request from holders of a majority of the Shares held by all Overseas Stockholders to remove an Overseas Stockholders Designee, or from holders of a majority of the Shares held by all Founders to remove a Founders Designee, the other Stockholders agree to use their best efforts to take, or cause to be taken, all appropriate action to effect the removal and replacement of such Overseas Stockholders Designee or Founders Designee, as the case may be.

         2.       Representations and Warranties.  Each of the
Stockholders hereby represents and warrants to the other
Stockholders that:

                  (a) Such party has the requisite power and authority to enter into this Agreement;

                  (b) All acts, conditions and things required to be done, fulfilled and performed and (except as disclosed in writing by any of the parties to the others prior to the signing of this Agreement) all material consents, permissions, authorizations or other approval of, notice to, or registration with, any regulatory authority or other person required to be obtained or made, in order (i) to enable such party lawfully to enter into, exercise its rights under, and perform its obligations under this Agreement,
(ii) to ensure that the obligations of such party under this Agreement are legal, valid and enforceable, have been done, fulfilled, performed, taken, made or obtained, as applicable;

                  (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in the breach of any of the terms of, result in a modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (with notice or otherwise) a default under, any contract by which each such party, its assets, properties or business may be bound or subject; (ii) violate any order, judgment, injunction, award or decree of any regulatory authority against, or binding upon, such party or its assets, properties or business; or (iii) except as disclosed in writing by any of the parties to the others prior to the signing of this Agreement, violate any applicable law or regulation or any permit, license, franchise, registration or similar authorization with respect to, or binding upon, its assets, properties or business.

                  Each of the Founders represents and warrants to the Overseas Stockholders that he, she or it beneficially owns the shares of Common Stock and other securities of the Company as set forth on Schedule A attached hereto.

                  3. Quorum. Five of the seven authorized members of the Board of Directors shall constitute a quorum at meetings of the Board of Directors and, subject to Section 8, (i) at least three of whom shall be designees of Overseas and (ii) at least two of whom shall be designees of the Founders.

                  4. Undertaking; Condition Precedent. Each of the Stockholders undertakes and agrees to cause their respective Director Designees to vote in favor of a resolution of the Board implementing the provisions of Section 5 hereof.

                  5. Restrictions on Certain Actions. Each Stockholder agrees that the following actions and decisions to be taken by the Company (each a "Major Decision") shall require the affirmative vote of at least 75% of the authorized number of members of the Board of Directors of the Company.

                           (i) Any amendments to the Restated Certificate or
                  the Bylaws which would alter (A) the voting rights of the holders of stock in the Company, (B) the number or classes of directors on the Board, or (C) the notice and quorum requirements for meetings of the Board or its Committees or of the shareholders of the Company;

                           (ii) Any merger or sale of all or substantially all
                  of the assets of the Company (other than in connection with the liquidation, dissolution or winding up of the Company);

                           (iii)The designation or issuance of any Preferred
                  Stock of the Company; or

                           (iv) Any amendments to the Operating Guidelines.

                  6. Restrictions on Solicitations. None of the Stockholders will, and each Stockholder will cause his, her or its affiliates not to: (a) except pursuant to this Agreement, make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote, or initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other person or entity to initiate any stockholder proposal, if such proxy or proposal relates to (i) the removal from office of one or more of the Company's directors who is not a designee of said Stockholder (or in William F. Lischak's case, is not a designee of the Littles), other than in accordance with this Agreement, (ii) the proposal of a slate of directors different than that required by this Agreement or (iii) amending the Company's certificate of incorporation or bylaws in any way that would contravene this Agreement; or (b) except pursuant to this Agreement or any agreement previously entered into by the Founders or Overseas Stockholder, form, join, in any way participate in, or encourage the formation of, a Group (as defined in the Securities Exchange Act) with respect to any voting securities of the Company to take any action prohibited by this section; or (c) in any way directly or indirectly, aid or abet or otherwise induce any person or entity to take any action prohibited by the foregoing.

                  7. Shares. "Shares" shall mean and include any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends.

         8.  Termination. This Agreement shall terminate on the earliest of:

             (a) eight and one-half (8 1/2) years following the date of this Agreement; or

             (b) as to the rights (but not the obligations) of the Founders under this Agreement, as follows: if the Founders cease to collectively own at least 175,000 Shares, they shall lose the right to designate one of their director designees and shall be entitled to designate only two directors; if the Founders cease to collectively own at least 125,000 Shares, they shall lose the right to designate an additional one of their director designees and shall be entitled to designate only one director; if the Founders cease to collectively own at least 20,000 Shares, they shall lose the right to designate an additional one of their director designees and shall not be entitled to designate any director; or

             (c) as to the rights (but not the obligations) of the Overseas Stockholders, as follows: if the Overseas Stockholders cease to collectively own at least 794,444 Shares, they shall lose the right to designate two of their director designees and shall be entitled to designate only two directors; if the Overseas Stockholders cease to collectively own at least 20,000 Shares, they shall lose the right to designate an additional two of their director designees and shall not be entitled to designate any director; or

             (d) the termination of employment of the Overseas Stockholders under their respective Employment Agreements, dated the date hereof, with the Company, whether such termination is with Cause, without Cause, for Good Reason, voluntary or otherwise.

         9. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by written consent of all of the Stockholders.

         10. Restrictive Legend. All certificates representing Shares owned or hereafter acquired by the Stockholders or any transferee of the Stockholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

         "The shares of stock represented by this certificate are subject to certain voting agreements as set forth in a Stockholders' Voting Agreement by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

         11. Transfers of Rights. The rights and obligations under this Agreement shall be transferable to any transferee of Shares from a Stockholder, only if such transferee is a controlled Affiliate (other than by virtue of being an officer or director of such stockholder or transferee) of such Stockholder (or, in addition, in the case of the Overseas Stockholders, such transfer is made by the Overseas Stockholders for bona fide estate planning purposes) and only if such transferee agrees in writing to be bound by the terms and conditions of this Agreement. Any person or entity that acquires Sparta Partners III, or any interest therein, shall be deemed to be a transferee for purposes of this Section 11, and Sparta Partners III and such transferee shall be entitled to the rights and obligations under this Agreement only if such transferee is a controlled Affiliate (other than by virtue of being an officer or director of such stockholder or transferee) of Sparta Partners III and only if such transferee agrees in writing to be bound by the terms and conditions of this Agreement.

         12. General.

             (a) Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provisions held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable; provided, however, that if the obligations under Section 1 or 6 of this Agreement of either (x) Founders holding at least 175,000 Shares or (y) Overseas Stockholders holding at least 794,444 Shares shall be deemed to be invalid, void or unenforceable, then the obligations of the remaining parties to this Agreement shall terminate.

             (b) Specific Performance. In addition to any and all other remedies that may be available at law, in equity or otherwise in the event of any breach of this Agreement, each Overseas Stockholder shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

             (c) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware regardless of the law of choice of law of that or any other jurisdiction. Each party irrevocably agrees that any suit, action, or other legal proceeding arising from or relating to this Agreement shall be brought in the courts of the State of California or the United States of America located in Los Angeles County.

             (d) Further Assurances. The Stockholders agree to execute and deliver all documents and instruments and to do all thing necessary to give effect to the provisions of this Agreement.

             (e) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, mailed by first class certified or registered mail, return receipt requested, postage prepaid, or by overnight courier capable of a verified receipt:

         If to the Company, or the Founders at Entertainment/Media Acquisition Corporation, c/o Bannon & Co., Inc., 202 North Canon Drive, Beverly Hills, CA 90210, Attention: Scot K. Vorse, Vice President-Finance, Treasurer and Secretary, Telephone (310) 276- 3555, Fax (310) 276-0583, or at such other address or addresses as may have been furnished in writing by the Company to the Overseas Stockholders, with copies to Brobeck, Phleger & Harrison LLP, 1301 Avenue of the Americas, New York, NY 10019, Attention: Ellen B. Corenswet, Telephone (212) 237-2526, Fax (212) 586-7878, and Rosenfeld, Meyer & Susman, 9601 Wilshire Blvd., 4th Floor, Beverly Hills, CA 90210, Attention: P. John Burke, Telephone (310) 246-3228, Fax (310) 271-6430;

         If to the Overseas Stockholders, at Overseas FilmGroup, Inc., 8800 Sunset Boulevard, Los Angeles, CA 90069, Attention: Ellen or Robert Little, Telephone (310) 855-1199, Fax (310) 855- 0849, or at such other address or addresses as may have been furnished to the Company in writing by such Overseas Stockholder, with a copy to Gipson, Hoffman & Pancione, 1901 Avenue of the Stars, Suite 1100, Los Angeles, CA 90067, Attention: John McHale, Telephone
(310) 557-8815, Fax (310) 556-8945; or

         Notices provided in accordance with this Section 8 shall be deemed delivered upon personal delivery, the next business day if sent by overnight courier, or four business days after deposit in the U.S. mail.

             (f) Complete Agreement; Amendments. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company, the holders of a majority of the voting power of the Shares then held by all Founders and the holders of a majority of the voting power of the Shares then held by all Overseas Stockholders.

             (g) Pronouns. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

             (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

             (i) Captions. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                       COMPANY:

                                       OVERSEAS FILMGROUP, INC.


                                       By: /s/ Scot K. Vorse
                                          ----------------------------------
                                            Name: Scot K. Vorse
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                       OVERSEAS STOCKHOLDERS:

                                            /s/ Ellen Dinerman Little
                                       -------------------------------------
                                                Ellen Dinerman Little

                                            /s/ Robert B. Little
                                       -------------------------------------
                                                Robert B. Little


                                       FOUNDERS:

                                            /s/ Jeffrey A. Rochlis
                                        -------------------------------------
                                                Jeffrey A. Rochlis

                                            /s/ Barbara Boyle
                                       -------------------------------------
                                                Barbara Boyle

                                            /s/ Berbard G. Hoberman
                                        -------------------------------------
                                                Hoberman Family Trust Dated
                                                9/18/92, Bernard G. Hoberman
                                                and Jacklyn A. Hoberman, as
                                                Trustees

                                            /s/ John Hyde
                                       -------------------------------------
                                                John Hyde

                                            /s/ Stephen K. Bannon
                                       -------------------------------------
                                                Stephen K. Bannon

                                               /s/ Scot K. Vorse
                                       -------------------------------------
                                                   Scot K. Vorse

                                             /s/ Gary M. Stein
                                       -------------------------------------
                                                 Gary M. Stein


                                       SPARTA PARTNERS III

                                       By: /s/ Scot K. Vorse
                                          ----------------------------------
                                            Name: Scot K. Vorse
                                                   -------------------------
                                            Title: General Partner
                                                   -------------------------

                                       OVERSEAS STOCKHOLDERS

                                          /s/ William F. Lischak
                                       -------------------------------------
                                              William F. Lischak

                                   SCHEDULE A

          Founder                                 Shares of Common Stock
          -------                                 ----------------------
          Barbara Boyle                                   25,000

          Hoberman Family Trust
          Dated 9/18/92, Bernard G.
          Hoberman and Jacklyn, A.
          Hoberman, as Trustees                           25,000

          John Hyde                                       25,000

          Jeffrey A. Rochlis                             132,353

          Sparta Partners III                            292,647